UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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MEDICINOVA, INC.

(Name of Registrant as Specified In Its Charter)

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April 29, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MediciNova, Inc. The meeting will be held on Thursday, June 11, 2009, at 3:00 p.m. Pacific Daylight Time at the Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122.

With this letter we have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2008, Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card. These materials provide further information concerning our Annual Meeting. If you would like another copy of the Annual Report, please send your request to MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, Attention: Investor Relations, and one will be mailed to you. It is also available on our Internet site at www.medicinova.com.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy to ensure that your shares will be represented. WE CANNOT ENSURE THAT YOUR SHARES WILL BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT IT IS RECEIVED BY JUNE 9, 2009, OR YOU ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Yuichi Iwaki, M.D., Ph.D.

President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2009

To the Stockholders of MediciNova, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MediciNova, Inc., a Delaware corporation, or MediciNova, will be held on Thursday, June 11, 2009, at 3:00 p.m. Pacific Daylight Time at the Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 for the following purposes:

1. To elect one Class II director to serve until the 2012 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as MediciNova’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on April 20, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at MediciNova’s offices, located at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, for ten days prior to the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting in person, we hope that you will mark, sign and date the enclosed proxy and return it promptly so that it is received by June 9, 2009. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors,

Yuichi Iwaki, M.D., Ph.D.

President, Chief Executive Officer and Director

San Diego, California

April 29, 2009

MEDICINOVA, INC.

4350 LA JOLLA VILLAGE DRIVE, SUITE 950

SAN DIEGO, CALIFORNIA 92122

PROXY STATEMENT FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD JUNE 11, 2009

What is this document?

This document is the Proxy Statement of MediciNova, Inc., a Delaware corporation, for the Annual Meeting of Stockholders to be held at 3:00 p.m., Pacific Daylight Time, on Thursday, June 11, 2009. A form of proxy card is included. This document and the form of proxy card are first being mailed or given to stockholders on or about May 7, 2009.

We refer to our company throughout this document as “we,” “us,” the “Company” or “MediciNova.”

Why I am receiving this document?

You are receiving this document because you were one of our stockholders of record as of the close of business on April 20, 2009, the record date for our Annual Meeting, or the Record Date. We are sending this document and the form of proxy card to solicit your proxy to vote upon certain matters at the Annual Meeting.

When and where is the Annual Meeting being held, and who may attend?

The Annual Meeting is scheduled to be held on Thursday, June 11, 2009, at 3:00 p.m. Pacific Daylight Time at the Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122, as well as any adjournment or postponement thereof. Only stockholders, their proxy holders and our invited guests may attend the meeting. If a broker, bank or other nominee holds your shares in street name, please bring a copy of the account statement reflecting your ownership as of April 20, 2009 so that we may verify your stockholder status and have you check in at the registration desk for the meeting. For security reasons, we also may require photo identification for admission. If you would like directions to the meeting, please send your request to MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, Attention: Investor Relations.

What is a proxy, and who is paying the costs to prepare this document and solicit my proxy?

A proxy is your legal designation of another person to vote your shares of our common stock, par value $0.001 per share, or the Common Stock. The document that designates someone as your proxy is also called a proxy or a proxy card.

We will pay all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and the form of proxy card.

Who is soliciting my proxy and will anyone be compensated to solicit my proxy?

Your proxy is being solicited by and on behalf of our Board of Directors, or the Board. In addition to solicitation by use of the mails, proxies may be solicited by our officers and employees in person or by personal interview, telephone, electronic mail, facsimile transmission or other means of communication. Our officers and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners. To help ensure that we have the necessary quorum to hold the Annual Meeting, we have hired the firm of Advantage Proxy to assist in soliciting proxies for fees estimated at approximately $2,500.

Who is entitled to vote at the Annual Meeting?

Only holders of shares of our Common Stock as of the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had 12,005,792 shares of our Common Stock outstanding.

How many votes do I have, and can I cumulate my vote?

You have one vote for each share of our Common Stock that you held as of the Record Date. Cumulative voting is not allowed.

How many votes must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A quorum exists when the holders of a majority of the 12,005,792 shares of our Common Stock outstanding as of the Record Date are present in person or by proxy at the Annual Meeting. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a future date.

How may I vote my shares?

You may vote your shares of our Common Stock at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein.

What am I voting on?

You will be asked to be to vote on the following:

•	the election of a Class II director;

•	the ratification of the appointment of our independent registered public accounting firm for 2009; and

•	such other business that may properly come before the meeting.

How many votes are needed to elect directors and the ratification of the appointment of our accounting firm?

Directors are elected by a plurality vote of the votes cast by the holders of shares of our Common Stock entitled to vote at the Annual Meeting. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

May other matters be raised at the Annual Meeting; how will the meeting be conducted?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the two matters described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the stockholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

We have broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, we have broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. We are also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

How are abstentions and broker non-votes counted?

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote on any matter presented for shareholder approval, the effect of an abstention will be the same as a vote against a proposal. Shares represented by broker non-votes will be counted in determining whether there is a quorum present but will not be counted as votes either in favor or against a particular proposal.

If my shares are held by my broker in street name, will my broker vote my shares for me?

If you are the beneficial owner of shares held in “street name” by a broker, your broker is the record holder of the shares. The broker, however, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker may exercise discretionary voting power to vote your shares with respect to routine matters, but the broker may not exercise discretionary voting power to vote your shares with respect to “non-routine” items. All of the matters identified in this Proxy Statement to be voted upon at the Annual Meeting presently are considered to be “routine” items. In the case of non-routine items, the shares that cannot be voted by your broker would be treated as “broker non-votes.”

How will my proxy be voted?

The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card. If your shares are not held in street name and you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares: (i) FOR the election of the single nominee for Class II director to serve until the 2012 Annual Meeting of Stockholders and until his successor is duly elected and qualified; and (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

If your shares are held in street name and you return your proxy but do not mark your voting preference, the bank, broker or other nominee has the authority to vote your unvoted shares on “Proposal One: Election of Class II Director” and “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm.” If the bank, broker or other nominee does not vote your unvoted shares on these proposals, the shares become “broker non-votes” as to the particular proposals.

We encourage you to provide voting instructions. This ensures your shares of Common Stock will be voted at the Annual Meeting in the manner you desire.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given in response to this solicitation, you must:

•	attend the Annual Meeting and vote in person;

•	submit a written notice of revocation to us prior to or at the Annual Meeting; or

•	submit another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Will my vote be confidential?

Yes. We will continue our practice of keeping the votes of all stockholders confidential. Stockholder votes will not be disclosed to our directors, officers, employees or agents, except:

•	as necessary to meet applicable legal requirements;

•	in a dispute regarding authenticity of proxies and ballots;

•	in the case of a contested proxy solicitation, if the other party soliciting proxies does not agree to comply with the confidential voting policy; or

•	when a stockholder makes a written comment on the proxy card or otherwise communicates the vote to management.

Where is our common stock traded?

Our common stock is traded and quoted on the Nasdaq Global Market, or Nasdaq, under the symbol “MNOV” and on the Hercules Market of the Osaka Stock Exchange under the code “4875.”

IMPORTANT

Please mark, sign and date the enclosed proxy and return it promptly so that it is received by June 9, 2009 to ensure that your shares can be voted, whether or not you intend to be present at the Annual Meeting. This will not limit your rights to attend or vote in person at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF CLASS II DIRECTOR

General

The Board currently consists of seven members divided into three classes, each serving staggered three-year terms as follows:

•	Class II, whose term will expire at the Annual Meeting;

•	Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2010; and

•	Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2011.

The Class II members of the Board are scheduled for election at the Annual Meeting. The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has designated, Yuichi Iwaki, M.D., Ph.D., who is an incumbent director, to be elected as the Class II director at the Annual Meeting. If elected at the Annual Meeting, Dr. Iwaki will hold office until the Annual Meeting of Stockholders in 2012 and until his successor has been duly elected and qualified unless he resigns or is removed. If Dr. Iwaki is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board, taking into account a recommendation by the Nominating and Corporate Governance Committee, if any, to fill the vacancy.

Daniel Vapnek, Ph.D., who served as a Class II director and member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, has decided not to seek re-election; therefore, his term as director will end at the Annual Meeting. No individual has been nominated for the directorship held by Dr. Vapnek. Accordingly, following the Annual Meeting, our Board will consist of six directors.

Election of the Class II director will require the affirmative vote of a plurality of the shares present and voting at the Annual Meeting in person or by proxy.

Biographical Information

Biographical information concerning the Class II director nominee and the Class II director not seeking reelection as of the date of this Proxy Statement is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Yuichi Iwaki, M.D., Ph.D.	2000	59	Yuichi Iwaki, M.D., Ph.D. is our founder and served as the chairman of the Board of Directors from our inception in September 2000 to March 2007, becoming Executive Chairman in July 2005, Acting Chief Executive Officer as of September 2005 and President and Chief Executive Officer as of March 2006. From September 2001 until January 2007, Dr. Iwaki also served as our consultant in connection with financing transactions and business development activities. He holds three professorships at the University of Southern California School of Medicine in the Departments of Urology, Surgery and Pathology and

Name	Served as Director Since	Age	Principal Business Experience
			has been Director of the Transplantation Immunology and Immunogenetic Laboratory since 1992. Dr. Iwaki is also a visiting professor at the Nihon University School of Medicine and Kyushu University. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held professorships at the University of Pittsburgh School of Medicine in the Departments of Surgery and Pathology from 1989 through 1991. Dr. Iwaki received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of more than 200 peer-reviewed publications and more than 40 book chapters. Dr. Iwaki has been advising pharmaceutical companies and venture capital funds regarding research and investment strategies for over 25 years and serves on the board of directors of several biotechnology companies.

Daniel Vapnek, Ph.D.	2004	70	Daniel Vapnek, Ph.D. has served as a director since September 2004. Dr. Vapnek is currently an adjunct professor at the University of California, Santa Barbara. From 1981 through 1999, Dr. Vapnek held various senior research positions at Amgen Inc., a biopharmaceutical company, including Senior Vice President, Research from 1988 to 1996 and Senior Consultant from 1996 to 1999. From February 1994 to May 2001, Dr. Vapnek was a member of the board of directors of Ciphergen Biosystems, Inc., a Nasdaq-listed biotechnology company. From October 2000 to November 2004, Dr. Vapnek served on the board of directors of Protein Pathways Inc., a privately held biotechnology company, and served as chairman of the board and Chief Executive Officer from January 2002 to November 2004. From March 2001 to August 2008, Dr. Vapnek served on the board of directors of BioArray Solutions, Inc., a privately held molecular diagnostics company which Dr. Vapnek co-founded in 1996. From February 2002 to April 2007, Dr. Vapnek served on the board of directors of Avigen, Inc. and as a member of Avigen’s governance and compensation committees. Dr. Vapnek received a Ph.D. in Microbiology and a B.S. in Zoology from the University of Miami.

Biographical information concerning each of the Class III directors as of the date of this Proxy Statement, who will serve until the 2010 Annual Meeting of Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Arlene Morris	2006	57	Arlene Morris has served as a director since May 2006. Ms. Morris brings significant expertise in the establishment of strategic partnerships, marketing and operations to us. Ms. Morris was appointed President and Chief Executive Officer of Affymax, Inc., a Nasdaq-listed biotechnology company, in June 2003. From 2001 to 2003, she served as the President and Chief Executive Officer of Clearview Projects, Inc. Prior to that, Ms. Morris served from 1996 to 2001 as the Senior Vice President, Business Development for Coulter Pharmaceutical Inc. Previously, she was the Vice President of Business Development at Scios, Inc. from 1993 to 1996, where she completed several high profile transactions, including one of the first biotech profit-sharing deals for a late-stage product. From 1977 through 1993, Ms. Morris held various management and executive positions at Johnson & Johnson in sales, marketing, new product development and business development, holding the position of Vice President of Business Development for McNeil Pharmaceutical from 1988 to 1993. She received her B.A. degree in Biology and Chemistry from Carlow College and studied marketing at Western New England College. Ms. Morris also serves on the board of directors of BIO, the Biotechnology Industry Organization, Phenomix Corporation and Affymax, Inc.

John K.A. Prendergast, Ph.D.	2004	55	John K.A. Prendergast, Ph.D. has served as a director since September 2004. Since 1993, Dr. Prendergast has served as President of SummerCloud Bay Inc., an independent consulting firm providing services to the biotechnology industry. Dr. Prendergast is a co-founder and director of Avigen, Inc., a Nasdaq-listed company, where currently he is chairman of the audit, governance and compensation committees. He is a co-founder and currently serves as chairman of the board of directors of Palatin Technologies, Inc., an NYSE Amex-listed biopharmaceutical company. He is also currently serving as chairman of the board of directors of AVAX Technologies, Inc., an over-the-counter traded biotechnology company, and as the executive chairman of the board of directors and chief executive officer of Antyra, Inc., a privately held biopharmaceutical company. Dr. Prendergast received B.Sc., M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

Biographical information concerning each of the Class I directors as of the date of this Proxy Statement, who will serve until the 2011 Annual Meeting of Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Alan W. Dunton, M.D.	2006	54	Alan W. Dunton, M.D. has served as a director since May 2006. Dr. Dunton is a recognized expert in prescription drug development and clinical research. His twenty years of experience are marked by the development and approval of the prescription drugs Levaquin® (antibiotic), TOPAMAX® (epilepsy), Reminyl® (Alzheimer’s disease), Regranex® (diabetic foot ulcers), Risperdal® (antipsychotic) as well as the successful over-the-counter product Aleve® (arthritis). Dr. Dunton became Chief Executive Officer of Panacos Pharmaceuticals, Inc. in January 2007, and also serves as Director. Since January 2006, he has been a consulting principal at Danerius, LLC. Prior to that time, Dr. Dunton was President and Chief Executive Officer of Metaphore Pharmaceuticals, Inc. from February 2003 until Metaphore Pharmaceuticals merged with ActivBiotics Inc. in December 2005. In 2002, Dr. Dunton served as president, chief operating officer and a director of Emisphere Technologies, Inc., a biopharmaceutical company. Before joining Emisphere, Dr. Dunton was the President and Managing Director of the Janssen Research Foundation, a Johnson & Johnson company. In this capacity, he was responsible for the research and development of new prescription drug products marketed by the Johnson & Johnson family of companies worldwide. He was a member of the Group Operating Committee of the J&J Pharmaceutical Group, a member of the Board of Janssen Pharmaceutica, N.V. and Chairman of Janssen-Cilag, International. His experiences also included positions with F. Hoffman-La Roche, Ltd., or Roche, Ciba-Geigy Ltd. (now Novartis AG) and Laboratorios Syntex SA (now Roche). Dr. Dunton also developed and implemented an Ethical Code for the Conduct of Clinical Research and was a recipient of the prestigious Nellie Westerman Prize from the American Federation of Clinical Research for his work in medical ethics. He is also a director of Targacept, Inc., a Nasdaq-listed biopharmaceutical company. Dr. Dunton received his M.D. degree from New York University School of Medicine and completed his post-graduate training in Internal Medicine at the New York University Medical Center/Bellevue Hospital VA Medical Center and in Clinical Pharmacology at Cornell University Medical College/New York Hospital.

Name	Served as Director Since	Age	Principal Business Experience
Jeff Himawan, Ph.D.	2006	44	Jeff Himawan, Ph.D. has served as a director since January 2006 and became Chairman of the Board of Directors in March 2007. Dr. Himawan is a Managing Director of Essex Woodlands Health Ventures, L.P., which he joined in 2001. Essex Woodlands Health Ventures and its affiliates own approximately 10% of our outstanding Common Stock. Prior to joining Essex Woodlands Health Ventures, Dr. Himawan was Managing Director and Co-founder of Seed-One Ventures, LLC. Prior to Seed-One Ventures, he was a scientist in academic and industrial settings. Dr. Himawan holds a B.S. in biology from the Massachusetts Institute of Technology and a Ph.D. in biological chemistry and molecular pharmacology from Harvard University.

Hideki Nagao	2004	52	Hideki Nagao has served as a director since September 2004. Since 1980, Mr. Nagao has been employed by the Development Bank of Japan. Mr. Nagao is currently Senior Advisor, Department of Corporate Finance, Division 3, at the Development Bank of Japan. Mr. Nagao has a degree from the Faculty of Law of Tokyo University.

The Board recommends a vote “FOR” election of Dr. Iwaki as a Class II Director.

CORPORATE GOVERNANCE

Director Independence

The Board believes that a majority of the Board members should consist of independent directors. The Board also believes that it is useful and appropriate to have one or more members of management, including the President and Chief Executive Officer, serve as directors. The Board has determined that each of Dr. Dunton, Ms. Morris, Mr. Nagao and Dr. Prendergast is an independent director as defined by the Nasdaq Marketplace Rule 4200. The Board has also determined that each of the members of our Audit Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq Marketplace Rule 4350(d).

Nominations for Directors

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election. The Nominating and Corporate Governance Committee will select candidates for election as director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have relevant experience, such as experience in management or accounting and finance or industry and technology knowledge that may be useful to us and the Board, high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for a majority of the members of the Board to meet the definition of “independent director” under the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee also believes it appropriate for our President and Chief Executive Officer to serve as a member of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, other Board members, members of management, any executive search firm engaged by the Nominating and Corporate Governance Committee and stockholders. Once a slate of candidates is chosen by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to designate the slate to be elected at the annual meeting of stockholders.

The Nominating and Corporate Governance Committee evaluates any nominees recommended by stockholders in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. A stockholder who wishes to suggest a prospective nominee for the Board should notify any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate, which should be sent to our corporate headquarters at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122.

In addition, our Amended and Restated Bylaws, or the Bylaws, contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the annual meeting of stockholders. In order to be considered, a recommendation for a candidate by a stockholder must be timely delivered in writing to us and otherwise comply with the provisions of the Bylaws. The recommendation must include the following written information: the name, contact information and share ownership information for the candidate and the stockholder making the nomination and the citizenship information of the nominee and other information about the nominee that must be disclosed proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that section. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director. The recommendation should be sent to: Nominating and Corporate Governance Committee, MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. You can obtain a copy of the Bylaws by writing to us at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Chairman of the Board of Directors, MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, who will forward all material communications received from stockholders to the appropriate director or directors or committee of the Board based on the subject matter. You must include your name and address in the written communication and indicate whether you are a stockholder of us.

Code of Ethics and Code of Business Conduct

We have adopted a Code of Ethics for Senior Officers for the Chief Executive Officer, President, Chief Financial Officer and key management employees (including other senior financial officers) who have been identified by the Board. We also have adopted a Code of Business Conduct that applies to employees, consultants, representatives, officers and directors. Each of the Code of Ethics for Senior Officers and Code of Business Conduct may be found under the Investor Relations-Corporate Governance section of our website at www.medicinova.com. We will post on our website (i) any waiver, if and when granted, to any provision of the Code of Ethics for Senior Officers or Code of Business Conduct (for executive officers or directors) and (ii) any amendment to the Code of Ethics for Senior Officers or Code of Business Conduct.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings and Committees

The Board held five meetings during the year ended December 31, 2008. All of our directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. We encourage, but do not require, our directors to attend the annual meetings of stockholders. In 2008, Dr. Iwaki was the only director then serving on the Board to attend the annual meeting.

Independent Directors and Audit Committee

The members of the Audit Committee of the Board each meet the independence standards established by the U.S. Securities and Exchange Commission, or the SEC, and Nasdaq for audit committees. Although each member of the Audit Committee has been selected by the Board based on its determination that the Audit Committee members are fully qualified to monitor the performance of management, the public disclosures by us of our financial condition and results of operations, our internal control over financial reporting and the performance of our independent registered public accounting firm, as well as to analyze and evaluate our financial statements, the Board has determined that none of the members of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC. The Board has determined that it is appropriate for the Audit Committee not to have an “audit committee financial expert” at this time because our financial statements are not overly complex given the current stage of its development and we do not currently have any revenue. However, the Board believes that Dr. Prendergast, Chairman of the Audit Committee, does fulfill the requirements of Nasdaq’s Marketplace Rule 4350(d), which requires at least one Audit Committee member have past employment experience in finance or accounting that results in the individual’s financial sophistication.

Board Committees and Charters

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Nominating Committee determines the composition of these committees. Each member of these committees is an independent director in accordance with the rules and regulations of the SEC and the Nasdaq Marketplace Rules. Each committee is governed by a written charter approved by the Board. A copy of each charter can be found under the Investor Relations-Corporate Governance section of our website at www.medicinova.com. The number of members, names of members, number of meetings held during the last fiscal year and functions of each committee are set forth below:

Audit Committee

Number of Members:	Four

Members:	Dr. Prendergast (Chairman)
Dr. Dunton
Mr. Nagao Dr. Vapnek

Number of Meetings:	Nine

Functions:	The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing its reports regarding our consolidated financial statements and system of internal accounting control over financial reporting. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and for ensuring that such firm is independent of management.

Compensation Committee

Number of Members:	Four

Members:	Dr. Prendergast (Chairman)
Ms. Morris
Mr. Nagao Dr. Vapnek

Number of Meetings:	Six

Functions:	The Compensation Committee determines our general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for our officers and, based upon such review, recommends overall compensation packages for the officers to the Board. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option and employee stock purchase plans.

Nominating and Corporate Governance Committee

Number of Members:	Five

Members:	Dr. Prendergast (Chairman)
Dr. Dunton
Ms. Morris
Mr. Nagao Dr. Vapnek

Number of Meetings:	Three

Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Compensation Committee Interlocks and Insider Participation

Drs. Prendergast and Vapnek and Mr. Nagao have served as members of the Compensation Committee since such committee was formed in September 2004 in anticipation of our initial public offering, or IPO. Ms. Morris has served as a member of the Compensation Committee since her election to the Board in 2006. No member of the Compensation Committee at any time has been one of our officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our executive officers and directors. In addition, our executive officers and directors are indemnified under the Delaware General Corporation Law and the Bylaws to the fullest extent permitted under Delaware law. We also have a directors’ and officers’ liability insurance policy that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Our Audit Committee is charged with the responsibility of reviewing certain issues involving potential conflicts of interest, and reviewing and approving all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. Our Audit Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. In 2008, no transaction requiring disclosure under applicable federal securities laws was submitted to the Audit Committee for approval as a “related party” transaction.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Ernst & Young LLP has audited our financial statements since our inception. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement if he or she desires to do so. Although stockholder ratification of our independent registered public accounting firm is not required by the Bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees for professional audit services paid by us for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2008 and 2007.

	Fiscal Year Ended December 31,
	2008	2007
Audit Fees (1)	$212,992	$237,856
Tax Fees (2)	30,357	4,390
Other Fees (3)	10,000	136,810

Total	$253,349	$379,056

(1)	Audit fees consisted of fees paid for professional services for the audit of our financial statements and internal controls and services normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
(2)	Tax fees consisted of fees paid for professional services for federal, state and international tax compliance.
(3)	Other fees consisted of fees paid for professional services related to registration statements and other miscellaneous services.

Determination of Independence

The Audit Committee has considered whether the provision of non-audit related services is compatible with maintaining the independence of Ernst & Young LLP and has determined that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policy and Procedures

It is our policy that all audit and non-audit services to be performed by our independent registered public accounting firm be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of our independent registered public accounting firm to perform any service that such firm would be prohibited from providing under the rules and regulations of the SEC and the applicable Nasdaq Marketplace Rules. In assessing whether to approve use of our independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could impair the objectivity of such firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by such firm and where the nature of the services will not impair such firm’s independence. During the fiscal years ended December 31, 2008 and 2007, all audit and non-audit services performed by our independent registered public accounting firm were approved in advance by the Audit Committee or the Board.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm for us.

The Board recommends a vote “FOR” ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm.

EXECUTIVE OFFICERS

The following table sets forth certain information, as of the date of this Proxy Statement, regarding each of our executive officers who is not also currently serving as a director or being nominated to serve as a director.

Name	Position	Age	Principal Business Experience
Shintaro Asako, CPA	Chief Financial Officer	34	Shintaro Asako was appointed as our Chief Financial Officer in November 2006. Mr. Asako served as our Vice President, Accounting and Administration from November 2005 to November 2006. He served as our Vice President, Accounting and Financial Reporting from July 2005 to October 2005. From October 2004 to July 2005, Mr. Asako was an audit senior manager at KPMG LLP, where he provided a variety of audit and business consulting services to multinational clients and industries including pharmaceutical, manufacturing, distribution and freight-forwarding and transportation. Mr. Asako was also responsible for the development and expansion of KPMG’s Japanese practice in the Orange County and San Diego areas. Prior to becoming audit senior manager, he held the positions of supervisory senior auditor from June 2002 to March 2003 and audit manager from April 2003 to September 2004. Before joining KPMG, he spent four years with Arthur Andersen LLP providing audit and tax advisory services. Mr. Asako is a graduate of the Leventhal School of Accounting at the University of Southern California. Mr. Asako is a certified public accountant of the state of California and a member of the American Institute of Certified Public Accountants.

Richard E. Gammans, Ph.D.	Chief Development Officer	59

Richard E. Gammans, Ph.D. has served as our Chief Development Officer since May 2005. Dr. Gammans joined us as Executive Vice President, Clinical Research, in June 2004. Dr. Gammans was, from May 2000 to January 2003, Senior Vice President, Antioxidant Therapies and, from January 2003 to June 2004, Executive Vice President, Research and Development at Incara Pharmaceuticals Corporation (now Aeolus Pharmaceuticals, Inc.), where he was the executive officer responsible for research, development and regulatory affairs, a member of the corporate controls committee and the executive financing and business development team. From March 1994 to May 2000, Dr. Gammans was Senior Vice President, Clinical Research at Interneuron Pharmaceuticals, Inc. (now Indevus Pharmaceuticals Inc.), where he directed the company’s clinical development programs in stroke and anxiety disorders. Prior to joining Interneuron Pharmaceuticals, Dr. Gammans spent 14 years at Bristol-Myers Squibb Company, where he began as a Senior Scientist and

Name	Position	Age	Principal Business Experience
			progressed through a series of increasingly more senior positions in toxicology, clinical pharmacology and clinical research and responsibility, including as Global Project Director for the anti-depressant, Serzone. Dr. Gammans received M.S. and Ph.D. degrees from the University of Georgia School of Pharmacy and holds an M.S. in Management from Purdue University.

Michael Kalafer, M.D.	Chief Medical Officer	63	Michael Kalafer, M.D. joined MediciNova in November 2006 and was appointed Chief Medical Officer effective in July 2008. Before joining MediciNova, Dr. Kalafer spent more than 25 years practicing clinical medicine and is Board Certified in Pulmonary Medicine, Critical Care Medicine and Internal Medicine. Dr. Kalafer has held an Associate Clinical Professorship of Medicine at University of California at San Diego School of Medicine since 1985. Earlier in his career, Dr. Kalafer held a position with the Centers for Disease Control of the U.S. Public Health Service in the Tuberculosis Division. He has also served as a Principal Investigator for the International Early Lung Cancer Action Project. Dr. Kalafer holds a B.S. degree in Biochemistry from Cornell University and an M.D. degree from SUNY, Upstate Medical University. He did further post-graduate medical training at Mt. Sinai School of Medicine and the University of California at San Diego, School of Medicine.

Masatsune Okajima	Vice President and Head of Japanese Office	41	Masatsune Okajima was appointed as our Vice President and Head of Japanese Office in September 2006. Prior to joining us he served as Deputy General Manager at Daiwa Securities SMBC Co., Ltd. since 2002. From 1999 through 2002, Mr. Okajima served as Manager, Daiwa Securities SB Capital Markets Co., Ltd. (now Daiwa Securities SMBC Co., Ltd.). From 1996 to 1999, Mr. Okajima served as Manager, Sumitomo Capital Securities Co., Ltd. and between 1991 and 1996 Mr. Okajima served in various positions at Sumitomo Bank, Ltd. (now Mitsui Sumitomo Bank). Mr. Okajima received a B.S. degree from the Department of Science and Technology, Tokyo Science University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Our compensation program is designed to reward the achievement of corporate and individual objectives. These objectives focus on building a sustainable business that develops differentiated drugs to improve the health and quality of life of patients and creates value for our stockholders. This Compensation Discussion and Analysis provides a narrative overview of our executive compensation philosophy, programs and policies. It is intended to highlight significant information relating to our executive compensation programs and includes analysis of the compensation earned by our executive officers, all of which is qualified by the terms of the employment agreements and other compensation plans and arrangements that we have filed with the SEC. For the 2008 fiscal year, our executive officers were: Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer; Shintaro Asako, CPA, Chief Financial Officer; Richard Gammans, Ph.D., Chief Development Officer; Michael Kalafer, M.D., Chief Medical Officer; and Masatsune Okajima, Vice President and Head of Japanese Office.

The Compensation Committee presently consists of four independent directors. The Compensation Committee is responsible for developing and monitoring compensation arrangements for our executive officers, administering our stock award plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board.

Our compensation program is designed to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. It is intended to reward the achievement of specific operating goals from year to year and of strategic goals over several years, and it rewards responses to our business challenges and opportunities which will increase the value of our stock over the long term. The evaluation of whether and to what extent the performance criteria are met by each of the executive officers in any given year is ultimately determined solely by the Compensation Committee.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of our executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of our stockholders and management by integrating compensation with our annual and long-term corporate strategic and financial objectives. Consequently, a significant portion of executive officer compensation is “at risk” and depends upon our corporate performance as well as each individual executive’s performance against performance criteria established annually. In addition, to further enhance stockholder value and promote alignment with stockholder interests, our compensation program includes a significant equity-based component. In order to attract and retain the most qualified personnel, we intend to offer a total compensation package competitive with companies in the biotechnology and pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. We target base salary and overall compensation at the 25th to 75th percentile of companies in our peer group, although individual variances may occur depending on an executive officer’s experience, responsibilities and performance. We believe our compensation is competitive with that paid by companies in our peer group.

We generally intend to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. We do not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2009 as calculated for purposes of Section 162(m) will exceed the $1.0 million annual limit.

Use of Compensation Consultants

In 2007 and 2008, the Compensation Committee engaged Compensia, Inc., or Compensia, to provide third-party data to assist the Compensation Committee in its formulation of compensation strategy for executive officers. Compensia provided reports to the Compensation Committee in 2007 and 2008, each of which outlined data compiled by Compensia from the Radford Global Life Sciences Compensation Survey, the Biotech Employee Development Coalition Survey and Compensia-identified peer company proxy filings. For purposes of our 2008 compensation determinations, our peer company group consisted of 12 biotechnology companies with clinical development programs in at least Phase II development. The data included comparable base cash compensation, incentive cash compensation and equity awards. While the Compensation Committee did not base its compensation decisions on such report, its 2008 compensation determinations were informed by the data presented by Compensia. The Compensation Committee has the sole authority to establish the nature and scope of engagement of any compensation consultant, to approve the payment of fees to any such consultant and to terminate any consultant’s engagement.

Roles of Executives in Establishing Compensation

The Compensation Committee meets regularly to consider all major elements of compensation, including the design and implementation of compensation and benefits programs. Dr. Iwaki and Mr. Asako generally attend Compensation Committee meetings by invitation but are excused for executive sessions. At the Compensation Committee’s request, Dr. Iwaki makes recommendations to the Compensation Committee concerning the salary, bonus and equity compensation to be granted to our other executive officers. The Compensation Committee may approve, modify or disapprove any of the recommendations made by Dr. Iwaki. The Compensation Committee determines the compensation (including bonus and option grants, if any) of Dr. Iwaki using the same criteria as for the other executive officers.

Elements of Executive Compensation and Employment Agreements

The elements of compensation for executive officers are base salary, annual cash incentives, long-term equity incentives and additional benefits, some of which are available to most other employees, including a 401(k) plan, health and welfare insurance, and life insurance, some of which allocate payments generally based on an individual’s level of annual cash compensation. In the case of Mr. Okajima, we pay a benefits adjustment of approximately $15,000 each year, equally divided monthly and contribute 50% of the premium costs for certain insurance, unemployment, pension and welfare programs, as required by Japanese law. Executive officers have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executive officers. In 2008, we did not provide any material perquisites or personal benefits to our executive officers.

Each of our executive officers is party to an employment agreement that provides for an initial base salary that is subject to annual adjustment by an amount mutually agreed by the Board and the executive officer. Each of these agreements also provides that the executive officer may receive incentive bonuses at the discretion of the Board. Pursuant to these agreements, each executive officer is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Following termination of employment of an executive officer, other than Mr. Okajima, with us, we also have the option to engage such executive officer as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of the executive officer’s annual base salary.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer and, based upon such review, approves salaries and bonus payments for such executive officers. The Compensation Committee sets the salary level of each executive officer on a case-by-case basis, taking into account both the individual’s level of responsibilities and performance as well as our performance as a whole. The Compensation Committee also considers market information and the base salaries and other incentive compensation paid to executive officers of other similarly sized companies within the drug development sector.

The employment agreement with each executive officer sets an initial annual base salary, which was competitive in our industry given the executive’s experience and qualifications at the time we entered into the agreement. The Compensation Committee annually reviews each executive officer’s base salary and takes into consideration during this annual review a variety of factors, including:

•	individual and corporate performance;

•	levels of responsibility;

•	prior experience;

•	breadth of knowledge of the industry;

•	inflation and increases in cost of living; and

•	competitive pay practices.

Based upon this analysis undertaken in January 2009, the Compensation Committee determined to increase the salaries of our executive officers, effective January 1, 2009, as follows:

•	Dr. Iwaki’s 2009 base salary is $473,488, a 2.0% increase from his 2008 base salary.

•	Mr. Asako’s 2009 base salary is $243,296, a 3.0% increase from his 2008 base salary.

•	Dr. Gammans’ 2009 base salary is $389,685, a 2.0% increase from his 2008 base salary.

•	Dr. Kalafer’s 2009 base salary is $267,800, a 3.0% increase from his annualized 2008 base salary.

•	Mr. Okajima’s 2009 base salary is $248,585, a 3.0% increase from his 2008 base salary.

These 2009 increases were based primarily on increased levels of responsibility, inflation and increases in cost of living and were within the range of increases granted to executive officers at similarly situated biotechnology companies based on the west coast.

Executive Officer Bonuses

The Compensation Committee believes that a portion of each executive officer’s compensation should be contingent upon (i) our performance in meeting corporate and financial objectives and (ii) the individual’s contribution to our performance. Bonuses paid related to 2008 performance and were determined on a case-by-case basis. For officers other than the Chief Executive Officer, the Compensation Committee evaluated each executive officer with the Chief Executive Officer to determine the bonus for the fiscal year, which was based on individual and corporate performance, taking into account economic and industry conditions. The Compensation Committee approved the executive officer bonuses in each instance.

In January 2008, the Compensation Committee set the target bonus awards for our individual officers as a percentage of annual base salary. For Dr. Iwaki, the maximum bonus was set at 50% of base salary; for Mr. Asako, the maximum bonus was set at 35% of base salary; for Dr. Gammans, the maximum bonus was set at 40% of base salary; and for Mr. Okajima, the maximum bonus was set at 35% of base salary. At the time of his appointment as Chief Medical Officer, Dr. Kalafer’s maximum bonus was set at 35% of his annualized base salary. Company objectives for the 2008 fiscal year were as follows:

•	successfully meeting financial and budgetary goals;

•	successfully completing clinical trials for the Company’s two prioritized product candidates;

•	entering into a strategic collaboration for MN-166; and

•	expanding MediciNova’s investor base.

These goals were stretch goals set above our corporate expectations for the 2008 fiscal year and accordingly challenging to meet. The goals were not weighted equally with approximately 30% of the total weight being attributed to meeting financial and budgetary goals, entering into a strategic collaboration for MN-166 and expansion of our investor base and approximately 70% of the total weight being attributed to the completion of clinical trials. Our Compensation Committee concluded that we satisfied 60% of our Company objectives in 2008.

Dr. Iwaki’s individual objectives for fiscal 2008 were the same as the Company objectives. In the case of Mr. Asako and Dr. Gammans, the Company objectives had 70% weight and their individual objectives had 30% weight in determining bonuses for fiscal 2008. The weighting was 50% for Company objectives and 50% for individual objectives for each of Dr. Kalafer and Mr. Okajima. The individual objectives for each executive officer generally are related to integral job functions associated with each executive position, and we believe they are critical to implementation of our strategic goals.

Based upon this analysis undertaken in January 2009, the Compensation Committee determined to award cash bonuses in the following amounts:

•	Dr. Iwaki was awarded a bonus of $139,261, all of which was awarded for 60% satisfaction of Company objectives.

•	Mr. Asako was awarded a bonus of $50,224, representing $34,723 for 60% satisfaction of Company objectives and $15,501 for satisfaction of approximately 63% of individual objectives.

•	Dr. Gammans was awarded a bonus of $80,802, representing $64,184 for 60% satisfaction of Company objectives and $16,618 for satisfaction of approximately 36% of individual objectives.

•	Dr. Kalafer was awarded a bonus of $51,756, representing $27,300 for 60% satisfaction of Company objectives and $24,456 for satisfaction of approximately 54% of individual objectives.

•	Mr. Okajima was awarded a bonus of $45,755, representing $25,341 for 60% satisfaction of Company objectives and $20,414 for satisfaction of approximately 48% of individual objectives.

Our corporate objectives for fiscal 2009 include entering into a strategic collaboration for MN-166 and monetizing our non-prioritized product candidates, successfully meeting financial, cash and budgetary goals and expediting enrollment of subjects in the ongoing Phase II clinical trial for MN-221 for the treatment of acute exacerbations of asthma. Dr. Iwaki’s individual objectives for fiscal 2009 are the same as our corporate objectives. In the case of Mr. Asako and Dr. Gammans, our corporate objectives have 70% weight and their individual objectives have 30% weight in determining bonus eligibility for fiscal 2009. The weighting is 50% for Company objectives and 50% for individual objectives for each of Dr. Kalafer and Mr. Okajima. The Compensation Committee will evaluate corporate and individual achievement of the objectives during fiscal 2009 in early 2010 and will determine bonus amounts, if any, based upon such evaluation.

Stock Awards

The Compensation Committee administers our Amended and Restated 2004 Stock Incentive Plan, or the 2004 Plan, for executive officers, employees, consultants and non-employee directors, under which it grants stock awards. The Compensation Committee believes that providing executive officers who have responsibility for our management and growth with an opportunity to increase their ownership of our stock better aligns the interests of our executive officers with those of our stockholders and promotes retention of key personnel, which is also in the best interest of our stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock awards as appropriate. At its discretion, the Compensation Committee may also grant stock awards based on individual and corporate achievements from time to time. Grants made to the Chief Executive Officer and other executive officers are approved by the Compensation Committee and then, in certain cases, recommended for approval by the Compensation Committee to the entire Board. The Compensation Committee determines the number of shares of our Common Stock underlying each stock award based upon the executive officer’s and our corporate performance, the executive officer’s role and responsibilities, the executive officer’s base salary and comparisons with comparable awards to and target equity participation for individuals in similar positions in the industry, the executive officer’s prior stock awards and exercise price of outstanding awards, if any, and the overall level of outstanding stock awards as a percentage of total shares outstanding. No restricted stock or stock unit awards were made to our executive officers in 2008.

Stock Options

The Compensation Committee believes that total executive compensation should include a mix of short-term and long-term incentives. Stock options granted in fiscal year 2008 vest monthly over a 48-month period commencing on the date of grant. In general, vested stock options may be exercised within ten years from the date the stock options were granted.

Upon a participant’s termination of employment with MediciNova, stock option awards remain exercisable only in accordance with the following provisions:

•	Upon termination by reason of death or disability, any vested stock options remain exercisable for twelve months after the date of termination; and

•	Upon termination for any reason other than death or disability, any vested stock options remain exercisable for three months after the date of termination.

The Compensation Committee awarded stock options to our executive officers in January 2008 in the following amounts: Dr. Iwaki: an option to purchase 130,000 shares of Common Stock; Mr. Asako: an option to purchase 74,000 shares of Common Stock; Dr. Gammans: an option to purchase 96,000 shares of Common Stock; and Mr. Okajima: an option to purchase 48,000 shares of Common Stock. Dr. Kalafer was awarded options to purchase 70,300 shares of Common Stock in 2008, consisting of a stock option for 55,300 shares granted in January 2008 and a stock option for 15,000 shares granted in connection with his appointment as our Chief Medical Officer in July 2008. The total value of stock options granted to each executive officer was based on our Chief Executive Officer’s recommendations and the Compensation Committee’s own assessment of each individual’s performance and experience. None of our executive officers exercised any stock options in 2008.

Severance Protection Agreements

In June 2007, the Compensation Committee, in an effort to retain key executive officers notwithstanding a change of control of us, recommended to the Board consideration of severance protection agreements, whereby the executive officers would be paid specified amounts and receive continued benefits if they were to be terminated following a change of control transaction or were to have their responsibilities and authority materially diminished following a change of control. The form of the severance protection agreement, or the Severance Protection Agreement, was approved by the Board of Directors in September 2007, and its material terms are described in this Proxy Statement under the caption “Summary of Potential Payments Upon Termination or Change of Control.” Each of our executive officers is a party to a Severance Protection Agreement.

The Compensation Committee did not consider the existence of the Severance Protection Agreements in determining salary or bonus or equity awards for fiscal 2008.

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation for all services rendered in all capacities to us during each of the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 earned by our executive officers.

Name and Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Yuichi Iwaki, M.D., Ph.D. (2)	2008	464,205		—	309,400	139,261	13,800	(3)	926,666
President and Chief Executive Officer	2007	452,000		90,400	—	—	54,467	(4)	596,867
	2006	350,000	(5)	150,000	2,590,882	—	—		3,090,882

Shintaro Asako, CPA (6)	2008	236,210		—	176,120	50,224	13,800	(7)	476,354
Chief Financial Officer	2007	230,000		40,250	—	—	32,943	(8)	303,193
	2006	173,333	(9)	73,000	911,283	—	31,783	(10)	1,189,399

Richard Gammans, Ph.D. (11)	2008	382,045		—	228,480	80,802	13,800	(12)	705,127
Chief Development Officer	2007	297,000		52,080	—	—	113,368	(13)	462,718
	2006	280,000		84,000	1,367,044	—	102,118	(14)	1,833,162
Michael Kalafer, M.D. (15)	2008	260,000		—	168,514	51,756	13,800	(16)	494,070
Chief Medical Officer

Masatsune Okajima (17)	2008	241,345		—	114,240	45,755	17,040	(18)	418,380
Vice President and Head of Japanese Office	2007	235,000		32,900	—	—	19,676	(18)	287,576
	2006	73,333	(19)	60,000	1,068,783	—	5,000		1,207,116

(1)	Amounts in the Option Awards column represents the compensation cost recognized by us during the 2008 and 2006 fiscal years related to option grants in accordance with SFAS No. 123R. See Note 1, “The Company, Basis of Presentation and Summary of Significant Accounting Policies—Stock Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for the relevant assumptions used to determine the valuation of awards. There were no stock option grants to executive officers in the 2007 fiscal year.
(2)	Dr. Iwaki is being paid salary at an annual rate of $473,488 in 2009.
(3)	Includes 401(k) employer matching contributions ($13,800). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(4)	Includes long-term disability ($1,176), 401(k) employer matching contributions ($13,500), health insurance premiums ($27,847) and a car allowance ($11,944, gross-up).
(5)	Represents amount paid pursuant to a consulting agreement.
(6)	Mr. Asako is being paid salary at an annual rate of $243,296 in 2009.
(7)	Includes 401(k) employer matching contributions ($13,800). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(8)	Includes long-term disability paid ($1,176), health insurance premiums ($18,267) and 401(k) employer matching contributions ($13,500).
(9)	In November 2006, Mr. Asako was appointed Chief Financial Officer with a base salary of $225,000. Prior to his promotion, Mr. Asako was Vice President, Accounting & Administration with a base salary of $160,000.
(10)	Includes long-term disability paid ($931), health insurance premiums ($15,374), 401(k) employer matching contributions ($6,193) and a housing allowance ($9,285, gross-up).
(11)	Dr. Gammans is being paid salary at an annual rate of $389,685 in 2009.
(12)	Includes 401(k) employer matching contributions ($13,800). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(13)	Includes long-term disability ($1,176), 401(k) employer matching contributions ($13,500), health insurance premiums ($23,962) and a housing allowance ($75,000, gross-up).
(14)	Includes long-term disability ($1,176), 401(k) employer matching contributions ($13,263), health insurance premiums ($21,695) and a housing allowance ($65,984, gross-up).
(15)	Dr. Kalafer was promoted to Chief Medical Officer effective July 3, 2008. Dr. Kalafer is being paid salary at an annual rate of $267,800 in 2009.
(16)	Includes 401(k) employer matching contributions ($13,800). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(17)	Mr. Okajima is being paid salary at an annual rate of $248,585 in 2009.
(18)	Includes a Japanese benefits adjustment as stipulated in Mr. Okajima’ s employment agreement.
(19)	Employment began on September 1, 2006 with base salary of $220,000. The amount set forth in the table is prorated.

GRANTS OF PLAN BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plans Awards			All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards $/Sh. (1)	Grant Date Fair Value of Option Awards (2) ($)
		Threshold $	Target $	Maximum $
Name and Position	Grant Date
Yuichi Iwaki, M.D., Ph.D.	1/7/2008	— —	— —	— 232,103	130,000	4.42	309,400
Shintaro Asako, CPA	1/7/2008	— —	— —	— 82,674	74,000	4.42	176,120
Richard E. Gammans, Ph.D.	1/7/2008	— —	— —	— 152,818	96,000	4.42	228,480
Michael Kalafer, M.D.	1/7/2008 6/19/2008	— — —	— — —	— — 91,000	53,300 15,000	4.42 4.53	131,614 36,900
Masatsune Okajima	1/7/2008	— —	— —	— 84,471	48,000	4.42	114,240

(1)	The exercise price of the stock option awards is either equal to or greater than the grant date’s closing price, or the prior day’s closing price if the grant date fell over the weekend, as reported by Nasdaq.

(2)	Refer to Note 1, “The Company, Basis of Presentation and Summary of Significant Accounting Policies—Stock Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for the relevant assumptions used to determine the valuation of awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table discloses outstanding stock awards classified as exercisable and unexercisable as of December 31, 2008 for each of our executive officers. There were no unvested stock awards as of December 31, 2008.

Option Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh.) (1)	Option Expiration Date
Yuichi Iwaki, M.D., Ph.D.	29,167 1,000 15,625 173,700 29,791	10,833 — 4,375 159,803 100,209	11.60 13.40 11.50 9.73 4.42	1/4/2016 (2) 5/11/2016 (3) 7/9/2016 (2) 11/12/2016 (2) 1/6/2018 (2)

Shintaro Asako, CPA	10,000 11,563 19,271 10,938 65,138 16,958	— 3,437 5,729 4,062 59,926 57,042	13.80 23.40 33.10 11.60 9.73 4.42	12/12/2015 (5) 11/12/2015 (2) 11/12/2015 (2) 1/4/2016 (2) 11/12/2016 (2) 1/6/2018 (2)

Richard Gammans, Ph.D.	16,000 20,000 23,126 38,542 29,167 86,850 22,000	— — 6,874 11,458 10,833 79,902 74,000	10.00 13.80 23.40 33.10 11.60 9.73 4.42	6/14/2014 (4) 12/12/2015 (5) 12/12/2015 (2) 12/12/2015 (2) 1/4/2016 (2) 11/12/2016 (2) 1/6/2018 (2)

Michael Kalafer, M.D.	8,625 12,673 1,875	9,375 42,627 13,125	13.25 4.42 4.53	1/7/2017 (2) 1/6/2018 (2) 6/18/2018 (2)

Masatsune Okajima	10,000 8,438 14,063 65,138 11,000	0 6,562 10,937 59,926 37,000 8	11.30 22.60 34.10 9.73 4.42	8/1/2016 (6) 9/1/2016 (2) 9/1/2016 (2) 11/12/2016 (2) 1/6/2018 (2)

(1)	See Note 1, “The Company, Basis of Presentation and Summary of Significant Accounting Policies—Stock Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for the relevant assumptions used to determine the valuation of these stock option awards. The exercise price of the stock option awards is either equal to or greater than the grant date’s closing price, or the prior day’s closing price if the grant date fell over the weekend, as reported by the Hercules Market of the Osaka Securities Exchange, converted to U.S. dollars based on the respective dates exchange rate per www.Oanda.com or Nasdaq.
(2)	These grants vest in equal monthly installments over four years from the vesting commencement date, which was the date of grant.
(3)	This grant fully vests after six months from the vesting commencement date, which was the date of grant.
(4)	These grants vest 25% after the first year of service from grant date, with the remaining shares vesting in equal monthly installments over the subsequent 36 months of service.
(5)	These grants vested immediately upon date of grant.
(6)	This grant vests in equal monthly installments over six months from the vesting commencement date, which was the date of grant.

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Protection Agreements

Our Severance Protection Agreements were established to provide our executive officers with certain payments upon a change of control. The following summary of the material provisions of the Severance Protection Agreements is qualified in its entirety by reference to the actual agreements. Our Severance Protection Agreements are structured on a “double-trigger” basis meaning that in order for an executive officer to receive a change in control payment, there must be a change in control and within 365 days after the change in control the executive officer’s employment must be terminated without “cause” or the executive officer must resign for “good reason.” If these events occur, then, pursuant to the Severance Protection Agreement, the executive is entitled to receive the following benefits:

•	a lump sum severance payment equal to two times the sum of the executive officer’s base salary amount and applicable bonus amount;

•	a pro rata bonus computed based on certain prior bonus payments;

•	continued life insurance and medical coverage for a period of up to 24 months and outplacement services for a period of up to 12 months; and

•	acceleration of vesting and other benefits regarding options to purchase our Common Stock or other equity compensation awards provided to the executive officer in any plans or agreements.

The Severance Protection Agreements define “change in control” as:

•	an acquisition of 40% or more of our voting securities by any person;

•	a change in a majority of the members of the Board;

•

a merger, substantial asset sale or similar transaction resulting in current stockholders owning 50% or less of the common stock and voting securities of the corporation or entity resulting from such transaction; or

•	approval by our stockholders of our complete liquidation or dissolution.

Employment Agreements

Under the terms of the employment agreements with our executive officers (other than Mr. Okajima), either party may terminate the agreement at any time upon three months’ notice. In lieu of three months’ notice, we may instead (at our election) provide the executive officer with a lump sum payment equal to 75% of his annual base compensation, in the case of Drs. Iwaki and Gammans, and 50% of his annual base compensation, in the case of Mr. Asako and Dr. Kalafer. Under Japanese law, we must provide Mr. Okajima at least 30 days’ prior dismissal notice or 30 days’ pay in lieu thereof or a combination of such notice and pay requirements. In the event of termination of Mr. Okajima’s at-will employment by us (other than for cause), we will provide six months of severance to Mr. Okajima.

The employment agreements provide that the executive officers may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during their employment with us.

The following table reflects potential benefits or change in control payments to our executive officers if they were terminated on December 31, 2008. If the amount of these payments would cause an executive to become subject to the “golden parachute” excise tax imposed under Section 4999 of the Code, the change in control payments will be reduced so that the executive is not subject to an excise tax.

Name	Termination for Cause (1)	Change in Control and Involuntary Termination or Voluntary Termination for Good Reason (2)		Voluntary Termination and Election by MediciNova, Inc. to Waive Required Notice Period
Yuichi Iwaki, M.D., Ph.D.
Severance Pay	—	$1,109,210	(3)	$348,154	(4)
Pro Rata Bonus	—	$90,400		—
Medical and Outplacement Benefits (7)	—	$72,730		—
Acceleration of Equity Awards (8)	—	—		—

Shintaro Asako, CPA
Severance Pay	—	$552,920	(3)	$118,105	(5)
Pro Rata Bonus	—	$40,250		—
Medical and Outplacement Benefits (7)	—	$50,849		—
Acceleration of Equity Awards (8)	—	—		—

Richard Gammans, Ph.D.
Severance Pay	—	$868,250	(3)	$286,534	(4)
Pro Rata Bonus	—	$52,080		—
Medical and Outplacement Benefits (7)	—	$61,714		—
Acceleration of Equity Awards (8)	—	—		—

Michael Kalafer, M.D.
Severance Pay	—	$590,000	(3)	$130,000	(5)
Pro Rata Bonus	—	$35,000		—
Medical and Outplacement Benefits (7)	—	$43,760		—
Acceleration of Equity Awards (8)	—	—		—

Masatsune Okajima
Severance Pay	—	$548,490	(3)	$120,673	(6)
Pro Rata Bonus	—	$32,900		—
Medical and Outplacement Benefits (9)	—	$30,000		—
Acceleration of Equity Awards (8)	—	—		—

(1)	Under the Severance Protection Agreements, “cause” is defined to include: the executive officer’s conviction of a felony or any crime involving fraud, embezzlement or theft; willful engagement in illegal conduct or gross misconduct that is significantly injurious to us; or failure to perform his duties in a reasonably satisfactory manner after receipt of a notice from us detailing such failure.
(2)	Under the Severance Protection Agreements, “good reason” is defined to include: a material adverse change in status, position, responsibilities, including reporting responsibilities, or in base salary; a relocation of the place of principal employment by more than 50 miles; or any material breach by us of any provision of any agreement to which we and the applicable executive officer are parties.
(3)	Equals two times the executive officer’s annual base salary and applicable bonus amount.
(4)	This severance pay is payable, at our election, if we decide to waive the three-month notice provision required for termination under the employment agreement and shall equal 75% of the executive officer’s base salary.
(5)	This severance pay is payable, at our election, if we decide to waive the three-month notice provision required for termination under the employment agreements and shall equal 50% of the executive officer’s annual base salary.
(6)	This severance pay is payable, at our election, if we decide to terminate Mr. Okajima’s employment other than for cause and shall equal six months of his annual base salary.

(7)	The value of medical benefits is estimated based on the premium each executive officer would be required to pay for 24 months of continuing medical coverage under the provisions of our medical plan required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).
(8)	The closing price of our common stock on December 31, 2008 was $1.59, which is below the exercise price of all of our outstanding stock option awards.
(9)	Equals two times Mr. Okajima’s annual Japanese benefits adjustment.

DIRECTOR COMPENSATION

We compensate non-employee directors for their service on the Board. Each non-employee director is eligible to receive the following fees related to their service on the Board:

•	an initial fee of $20,000 upon first becoming a member of the Board; and

•	annual cash compensation of $40,000, payable in equal quarterly installments in arrears.

We pay the Chairman of the Audit Committee of the Board further annual cash compensation of $20,000. In addition, we reimburse our directors for reasonable expenses incurred in connection with attendance at Board and committee meetings.

Our non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options. A non-employee director is automatically granted an initial option to purchase 1,000 shares of Common Stock upon first becoming a member of the Board. The initial stock option is fully vested at the time of grant. Immediately after each of our regularly scheduled annual meetings of stockholders, each non-employee director is automatically granted a nonstatutory stock option to purchase 1,000 shares of Common Stock, provided the director has served on the Board for at least six months. Each annual stock option vests and becomes fully exercisable on the date which is six months after the date of the grant. The stock options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and become fully vested if we are subject to a change of control.

In January 2006, each non-employee, non-consultant director was granted a one-time stock option to purchase 20,000 shares of our Common Stock at 100% of the fair market value of the underlying shares on the date of grant. These stock options were immediately vested as to 10,000 shares, and the remaining 10,000 shares will vest quarterly over the subsequent four years.

The following table sets forth compensation information with respect to all of our non-employee directors for amounts earned during the year ended December 31, 2008.

Name (1)	Fees Paid in Cash ($)		Option Awards ($) (2)	Total ($)
Alan W. Dunton, M.D.	$40,000		$2,460	$42,460
Jeff Himawan, Ph.D.	$—	(3)	$2,460	$2,460
Arlene Morris	$40,000		$2,460	$42,460
Hideki Nagao	$40,000		$2,460	$42,460
John Prendergast, Ph.D.	$60,000		$2,460	$62,460
Daniel Vapnek, Ph.D.	$40,000		$2,460	$42,460

(1)	Dr. Iwaki has been omitted from the table, as he is an employee and receives no compensation for serving on the Board.
(2)	Refer to Note 1, “The Company, Basis of Presentation and Summary of Significant Accounting Policies—Stock Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for the relevant assumptions used to determine the valuation of our awards. In fiscal year 2008, each non-employee director was granted a stock option to purchase 1,000 shares of Common Stock, for a total grant date fair value of all stock options awarded to our non-employee directors of $14,760.
(3)	Dr. Himawan requested in the fourth quarter of fiscal year 2007 to discontinue receiving cash compensation for serving on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 27, 2009 as to shares of Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of the Common Stock, (ii) each of our directors, (iii) each of our executive officers named under the “Summary Compensation Table,” and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. The percentage of Common Stock beneficially owned is based on 12,005,792 shares outstanding as of April 27, 2009. In addition, shares issuable pursuant to stock options and warrants which may be exercised within 60 days of April 27, 2009 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders
Essex Woodland Health Ventures Fund VI, L.P. (2)	1,211,495	10.1%
Austin Marxe and David Greenhouse (3)	943,083	7.9%

Directors and Executive Officers:
Yuichi Iwaki, M.D., Ph.D. (4)	966,754	7.8%
Alan W. Dunton, M.D. (5)	30,500	*
Jeff Himawan, Ph.D. (6)	1,211,495	10.1%
Arlene Morris (5)	30,500	*
Hideki Nagao (5)	41,125	*
John K.A. Prendergast, Ph.D. (5)	43,125	*
Daniel Vapnek, Ph.D. (5)	43,125	*
Shintaro Asako, CPA (7)	185,612	1.5%
Richard E. Gammans, Ph.D. (8)	295,811	2.4%
Michael Kalafer, M.D. (9)	46,871	*
Masatsune Okajima (10)	153,369	1.3%
All directors and executive officers as a group (11 persons) (11)	3,048,287	23.1%

*	Amount represents less than 1% of the outstanding shares of our Common Stock.
(1)	Unless otherwise noted, the address of each beneficial owner listed in the table is c/o MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. Except as indicated by footnote, and subject to community property laws where applicable, the beneficial owner has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Reflects 1,170,370 shares owned by Essex Woodland Health Ventures Fund VI, L.P., and 41,125 shares subject to stock options exercisable within 60 days of April 28, 2009. The principal business address for Essex Woodlands Health Ventures Fund VI, L.P. is 435 Tasso Street, Suite 305, Palo Alto, California 94301. We have been advised by Essex Woodlands Health Ventures, general partner of Essex Woodlands Health Ventures Fund VI, L.P., that up to 12 persons who are partners of Essex Woodlands Health Ventures have voting and investment power over shares held by Essex Woodlands Health Ventures Fund VI, L.P. At least a majority of those voting is required for an investment decision, and in practice the decisions are almost always made pursuant to a unanimous vote.
(3)

Shares information based solely on information contained in a Schedule 13G, dated February 13, 2009, filed with the SEC by Austin Marxe and David Greenhouse. The Schedule 13G indicates that Messrs. Marxe and Greenhouse beneficially own 943,083 shares of Common Stock owned by Special Situations Life Sciences, and Messrs. Marxe and Greenhouse jointly share sole voting and investment power over such shares. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., the investment adviser to the Special Situations Life Sciences Fund, L.P. and are members of LS Advisers,

L.L.C., the general partner of Special Situations Life Sciences Fund, L.P. The principal business address for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.
(4)	Includes 643,972 shares held by Dr. Iwaki and 322,782 shares subject to stock options exercisable within 60 days of April 27, 2009.
(5)	Reflects shares subject to stock options exercisable within 60 days of April 27, 2009.
(6)	Reflects 1,170,370 shares owned by Essex Woodland Health Ventures Fund VI, L.P., of which Dr. Himawan serves as Managing Director and 41,125 shares subject to stock options exercisable within 60 days of April 27, 2009. Dr. Himawan has named Essex Woodlands Health Ventures as the designee to receive any stock options Dr. Himawan receives in his capacity as director. Dr. Himawan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(7)	Includes 14,256 shares held by Mr. Asako and 171,356 shares subject to stock options exercisable within 60 days of April 27, 2009.
(8)	Includes 6,553 shares held by Dr. Gammans and 289,258 shares subject to stock options exercisable within 60 days of April 27, 2009.
(9)	Includes 8,721 shares held by Dr. Kalafer and 38,150 shares subject to stock options exercisable within 60 days of April 27, 2009.
(10)	Includes 14,157 shares held by Mr. Okajima and 139,212 shares subject to stock options exercisable within 60 days of April 27, 2009.
(11)	Includes 1,858,029 shares held of record and 1,190,258 shares subject to stock options that are exercisable within 60 days of April 27, 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) on September 28, 2004. A copy of the Audit Committee Charter is available on our web site at www.medicinova.com. The members of the Audit Committee are John K.A. Prendergast, Ph.D. (Chairman), Alan W. Dunton, M.D., Hideki Nagao and Daniel Vapnek, Ph.D., each of whom meets the independence standards of the Nasdaq Marketplace Rules and the rules and regulations of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of our accounting, auditing, financial reporting, internal control and legal compliance functions. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for our financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2008 with our management and its independent registered public accounting firm. The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by such firm, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with such firm its independence from us.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee

John K.A. Prendergast, Ph.D. (Chairman)

Alan W. Dunton, M.D.

Hideki Nagao

Daniel Vapnek, Ph.D.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and beneficial holders of more than 10% of our Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any of our stockholders may propose business to be brought before our 2010 Annual Meeting of Stockholders. Proposals of our stockholders that are intended to be presented by such stockholders at our 2010 Annual Meeting of Stockholders must be received by our Secretary no later than January 8, 2010 in order that they may be included in our proxy statement and form of proxy relating to such meeting.

A stockholder proposal not included in our proxy statement for the 2010 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive officers and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the anniversary of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2010 Annual Meeting of Stockholders, must be received by our Secretary no later than January 8, 2010 (120 days before the anniversary of the date on which we first mailed our proxy materials for the Annual Meeting) in order to be considered for inclusion in our proxy materials for that meeting. However, if the date of the 2010 Annual Meeting of Stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, we must receive the stockholder’s notice not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to us at MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, or contact us via telephone at (858) 373-1500. We will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy was delivered. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A copy of our 2008 Annual Report to Stockholders, excerpted from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, has been mailed with this Proxy Statement.

Any person who was a beneficial owner of our Common Stock on the record date may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including financial statements thereto, but not including exhibits, and it will be furnished without charge upon receipt of a written request. Any such request should be addressed to us at MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, Attention: Investor Relations. The request must include a representation by the stockholder that, as of April 20, 2009, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is on file with the SEC and may be accessed electronically at the SEC’s website at www.sec.gov or at the Investor Relations-SEC Filings section of our website at www.medicinova.com.

**********

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

Yuichi Iwaki, M.D., Ph.D.

President, Chief Executive Officer and Director

April 29, 2009

☐	¢

MEDICINOVA, INC.

Annual Meeting of Stockholders, Thursday, June 11, 2009

This Proxy is Solicited on Behalf of the Board of Directors of MEDICINOVA, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Thursday, June 11, 2009 and the Proxy Statement and appoints each of Yuichi Iwaki, M.D., Ph.D. and Shintaro Asako, jointly and severally, as proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of MEDICINOVA, INC., or MediciNova, which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2009 Annual Meeting of Stockholders of MediciNova to be held at the Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 on Thursday, June 11, 2009, at 3:00 p.m. Pacific Daylight Time, or the Annual Meeting, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein. If no direction is provided, this Proxy will be voted as recommended by the Board of Directors. The proxy holders are also authorized to vote upon all other matters as may properly come before the Annual Meeting, or any adjournment thereof, utilizing their own discretion as set forth in the Notice of Annual Meeting and Proxy Statement. MediciNova cannot assure that your shares will be voted unless you sign, date and return this Proxy so that it is received by June 9, 2009.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

¢	¢

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICINOVA, INC.

June 11, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement

is available at - www.medicinova.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible

i Please detach along perforated line and mail in the envelope provided. i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE ☒

1.   To elect one Class II director to serve until the 2012 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified and until his or her earlier resignation or removal.

			2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of MediciNova for the fiscal year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR THE NOMINEE ☐ WITHHOLD AUTHORITY FOR THE NOMINEE	NOMINEE: Yuichi Iwaki, M.D., Ph.D.

      In accordance with the discretion of the proxy holders, the proxy holders are authorized to vote upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the director nominee listed in Proposal One and a vote IN FAVOR OF each of the other listed proposals. This Proxy, when properly executed, will be voted as specified herein by the undersigned stockholder. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the director nominee listed in Proposal One and IN FAVOR OF Proposal Two.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢